Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated May 24, 2013 on the financial statements and financial highlights of the Touchstone Strategic Trust, in Post-Effective Amendment Number 98 to the Registration Statement (Form N-1A, No. 002-80859), included in the Annual Report to Shareholders for the fiscal year ended March 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

July 29, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 23, 2013, relating to the financial statements and financial highlights which appear in the March 31, 2013 Annual Reports to Shareholders of Touchstone International Value Fund (formerly Fifth Third International Equity Fund),Touchstone Small Cap Growth Fund (formerly Touchstone Micro Cap Value Fund, formerly Fifth Third Micro Cap Value Fund), Touchstone Small Company Value Fund (formerly Fifth Third Small Cap Value Fund), Touchstone Strategic Income Fund (formerly Fifth Third Strategic Income Fund, now known as Touchstone Flexible Income Fund), and Touchstone Focused Fund (formerly Old Mutual Focused Fund) (five of the funds constituting the Touchstone Strategic Trust), which are also incorporated by reference into the Registration Statement.  We also consent to the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

July 29, 2013